Exhibit 11
                Statement Re: Computation of Per Share Earnings

                            Annie's Homegrown, Inc.
                    Computation of Earnings Per Common Share
                     (in 000's, Except for per share data)
                     Twelve months ended December 31, 1994

Primary Computation

     Net income per statement of operations             $24
                                                     ======

     Weighted average number of common
      shares outstanding                              3,805

     Weighted average number of common
      stock equivalents                                 123
                                                      -----
     Weighted average number of common
      shares as adjusted                             $3,928
                                                     ======

     Net income per common share                       $.01
                                                       ====




                             Annie's Homegrown, Inc.
              Computation of Earnings Per Common Share (Continued)
                     (in 000's, Except for per share data)
                     Twelve months ended December 31, 1994

Primary Diluted Computation

     Net loss per statement of operations             $(451)
                                                     ======

     Weighted average number of common
      shares outstanding                              3,986

     Weighted average number of common
      stock equivalents                                 _
                                                      -----
     Weighted average number of common
      shares as adjusted                              3,986
                                                     ======

     Primary loss per common share                    $(.11)
                                                       ====




                             Annie's Homegrown, Inc.
              Computation of Earnings Per Common Share (Continued)
                     (in 000's, Except for per share data)
                     Twelve months ended December 31, 1994

Primary Computation

     Net loss per statement of operations             $(451)
                                                     ======

     Weighted average number of common
      shares outstanding used for primary
      computation                                     3,986

     Weighted average number of common
      stock equivalents                                 742
                                                      -----
     Weighted average number of common
      shares as adjusted                              4,728
                                                     ======

     Fully diluted loss per common share              $(.10)(A)
                                                       ====



     (A) This computation is submitted as an exhibit to the Company's Form 10-K in accordance with Regulation S-K Item 601(b)(11), although presenting the computation is not in accordance with paragraph 40 of APB Opinion 15 because the computation produces an intidilutive result.